Exhibit 10(m)

HOWMET AEROSPACE DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED FEBRUARY 1, 2020)

    The Howmet Aerospace Deferred Compensation Plan (the “Plan”) has been adopted for the exclusive benefit of select management and highly compensated employees (1) who are actively at work for the Company or a subsidiary on or after June 1, 1990, (2) who meet the requirements for participation hereunder, and (3) who are not in a collective bargaining unit. This Plan was formerly referred to as the Arconic Deferred Compensation Plan. Effective August 1, 2016, in anticipation of its separation into two separate publicly-traded companies, Alcoa Inc. separated this Plan into two separate plans: this Plan and the Alcoa USA Corp. Deferred Compensation Plan. Prior to the Separation Date, no person may participate concurrently in both plans. Effective February 1, 2020, in anticipation of its separation into two separate publicly-traded companies, Arconic Inc. separated this Plan into two separate plans: this Plan and the Arconic Corp. Deferred Compensation Plan. No person is entitled to a benefit under both plans.

The purposes of this Plan are to promote the growth and profitability of the Company, to attract and retain employees and to provide eligible employees with certain benefits under the terms and conditions as set forth herein. In order to enhance the benefits provided under this Plan it was amended and restated effective October 30, 1992. All Credits in Participants’ accounts as of December 31, 2004, including any Earnings Credits thereon after December 31, 2004, shall continue to be subject to all Plan provisions in effect as of that date.

    Effective January 1, 2009, the AFL Deferred Compensation and Excess Plan, (which was created by the merger of the Alcoa Fujikura Ltd. Telecommunications Division Deferred Compensation Plan and Alcoa Fujikura Ltd. Deferred Compensation Plan effective January 1, 1993) (“AFL Plan”) was merged into this Plan and this Plan was the surviving plan. All Pre-2005 Credits from the AFL Plan and earnings thereon continued to be treated as Pre-2005 Credits under this Plan. All Post-2004 Credits from the AFL Plan and earnings thereon, including all account balances of any Participant with less than three (3) years of Continuous Service as of January 1, 2005, are treated as Post-2004 Credits under this Plan.

    Effective August 1, 2016, account credit balances and liabilities of Participants associated with the Alcoa USA Corp. Deferred Compensation Plan were spun-off and transferred to the Alcoa USA Corp. Deferred Compensation Plan. This Plan was amended and restated effective August 1, 2016 to incorporate all amendments to the Plan up to that date and to reflect the separation of the Plan into this Plan and the Alcoa USA Corp. Deferred Compensation Plan.

Effective February 1, 2020, account credit balances and liabilities of Participants associated with the Arconic Corp. Deferred Compensation Plan were spun-off and transferred to the Arconic Corp. Deferred Compensation Plan. This Plan is being amended and restated, effective February 1, 2020, to incorporate all amendments to the Plan up to the effective date and to reflect the separation of the Plan into this Plan and the Arconic Corp. Deferred Compensation Plan.

ARTICLE I - DEFINITIONS

    1.1    The following terms have the specified meanings.

    “Additional Salary Reduction Credits” means any amounts deemed to be credited to a Participant's account equivalent to the dollar amount by which a Participant elected to reduce his

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

or her salary up to a whole percentage of not more than 25%; provided however that a Participant who has elected and is contributing a portion of his or her Salary under the Savings Plan, may not elect to defer any percentage of said Salary as an Additional Salary Reduction Credit under this Plan, except as otherwise provided in Section 3.2 but only up to the foregoing limitation. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

“Affiliate” means any corporate or non-corporate business entity which the Company and/or one or more Subsidiaries control in fact.

“Award Year” means the calendar year for which awards are made under the provisions of the Incentive Compensation Plan.

    “Award Date” means February of the calendar year following the Award Year except as may be otherwise designated in accordance with the provisions of the Incentive Compensation Plan.

    “Beneficiary” means the person or persons designated in writing by a Participant, in accordance with Article VII of this Plan, to receive benefits in the event of the Participant's death. Beneficiary also includes any person or persons designated in writing by a Participant’s Beneficiary, to receive benefits in the event of the Participant’s Beneficiary’s death.

“Benefits Investments Committee” means the Benefits Investments Committee of Arconic Inc. (which is anticipated to be renamed Howmet Aerospace Inc., effective as of the Separation Date), which shall have authority over the investment and management of any and all corporate assets attributable or allocated to this Plan (to the extent that this Plan becomes funded and only to the extent that Participants do not exercise such control).

“Benefits Management Committee” means the Benefits Management Committee of Arconic Inc. (which is anticipated to be renamed Howmet Aerospace Inc., effective as of the Separation Date), which shall have powers over administration of this Plan as provided herein.

    “Board” means the Board of Directors of the Company or any duly authorized committee thereof.

    “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.
    “Company” means Arconic Inc. (anticipated to be renamed Howmet Aerospace Inc. on the Separation Date).

    “Company Stock” means Company Stock as defined in the Savings Plan.

    “Continuous Service” means, except as modified by the balance of this definition, the period of continuous employment with the Company, Subsidiary or Affiliate, either as a salaried employee or as an hourly-rated employee, subject to such rules as may be adopted from time to time by the Benefits Management Committee. Continuous Service shall terminate upon any quit, dismissal, discharge or any other termination of employment with the Company, Subsidiary or Affiliate; any determination by the Benefits Management Committee that employment with these entities has terminated shall be conclusive. Continuous Service upon reemployment does not include any Continuous Service accrued prior to a termination of Continuous Service, except that if a Participant's Continuous Service is terminated by reason of Retirement, Continuous Service at the time of such termination shall be reinstated upon the date of his or her reemployment with

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

the Company, a Subsidiary or Affiliate. Effective January 1, 2009, absences from such employment due to inactive status, sick leave, leave of absence or layoff shall constitute a termination of Continuous Service after such status has continued for 6 months, except to the extent the Participant has the legal right to be reemployed either through contract or statute. Effective as of July 1, 1998 all years of service accrued with Alumax, Inc. or any of its subsidiaries (“Alumax”) on and after June 16, 1998, by any Participant who was actively employed with Alumax on June 16, 1998, will be taken into account to determine Continuous Service.

    “Credits” means the Salary Reduction Credits, Additional Salary Reduction Credits, Incentive Compensation Deferral Credits, Employer Contribution Credits, Excess D Deferral Credits and Matching Company Credits credited to a Participant's account with a deemed value equivalent to the unit value of the Investment Option in which each Credit is deemed to be invested. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

    “Earnings Credits” mean:

    (a)    the interest deemed to be credited to the accounts of Participants in the Equivalent Fixed Income Investment Fund,

    (b)    the amount of the increase or decrease in the deemed value of Participant's investments in the Equivalent Equity Investment Fund, and

    (c)    the deemed amount of dividends received, and gain or loss realized on, Equivalent Company Stock.

    “Eligible Employee” means any employee who is a member of the group of select management and highly compensated employees, who is eligible to participate in the Savings Plan, and who is in a job band of 40 or higher, as determined by the Company. All Credits, including Earnings Credits in the accounts of former Eligible Employees who are not in a job grade of 21 or higher or effective August 11, 2014, a job band of 40 or higher will continue to be maintained under all Plan provisions.

Effective August 1, 2016, “Eligible Employee” shall not include any person who is eligible to participate in the Alcoa USA Corp. Deferred Compensation Plan or who is employed by any subsidiary of Alcoa Upstream Corporation (including but not limited to Alcoa USA Corp. and Reynolds Metals Company LLC). Effective February 1, 2020, “Eligible Employee” shall not include any person who is eligible to participate in the Arconic Corp. Deferred Compensation Plan or who is employed by Arconic Rolled Products Corporation (or Arconic Corporation or a subsidiary or affiliate on or after the Separation Date).

    “Employer Contribution Credits” means an amount deemed to be equivalent to the dollar amount that otherwise would have been contributed by the Company to the Participant's account under the Savings Plan as either a Discretionary Contribution, Restricted Discretionary Contribution or an Employer Retirement Income Contribution, had the contribution under the Savings Plan not been limited by the Code's limits on contributions to the Savings Plan. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

    “Equivalent Company Stock” means the number of shares of Company Stock deemed to be credited to a Participant's account.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

    “Equivalent Equity Investment Fund” means the phantom investment vehicle which is deemed to be equivalent in all respects, including value, to the Equity Investment Fund established under the Savings Plan.

    “Equivalent Fixed Income Fund” means the phantom investment vehicle which is deemed to be equivalent in all respects, including value, to the Fixed Income Fund established under the Savings Plan.

    “Excess D Deferral Credits” means any amounts on and after January 1, 1993 deemed to be credited to a Participant's account equivalent to the dollar amount which the Participant will have automatically credited to the Plan in accordance with the Company's Employees' Excess Benefits Plan D.

    “Incentive Compensation Plan” means the Incentive Compensation Plan of the Company.

    “Incentive Compensation Deferral Credits” means any amounts deemed to be credited to a Participant's account on the applicable Award Date equivalent to the percentage that the Participant has elected to defer from an award which he or she is eligible to receive under the Company's Incentive Compensation Plan for the Award Year. Any such deferrals must be in an amount equal to 25%, 50%, 75%, or 100% of such award.

    “Investment Options” means the phantom investment vehicles established hereunder for either Salary Reduction Credits, Additional Salary Reduction Credits, Matching Company Credits, Incentive Compensation Deferral Credits, Employer Contribution Credits, and/or Excess D Deferral Credits with reference to the equivalent investment options under the Savings Plan, or any other such equivalent investment option added to the Savings Plan after February 1, 2020 unless otherwise determined by the Benefits Investments Committee.

    “Matching Company Credits” means an amount deemed to be equivalent to the dollar amount that otherwise would have been contributed by the Company to the Participant's account under the Savings Plan, had the Participant elected to contribute to the Savings Plan an amount equivalent to the Participant's elected Salary Reduction Credits under this Plan and the Participant's contribution under the Savings Plan had not been limited by the Code's limits on contributions to the Savings Plan. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

    “Other Plan” means any cash or deferred arrangements established under Section 401(k) of the Code, other than the Savings Plan, under which a Participant may elect to have a portion of his or her Salary reduced.

    “Participant” means any Eligible Employee who commences participation in this Plan as provided in Article II. Effective August 1, 2016, “Participant” shall not include any person who is a participant in the Alcoa USA Corp. Deferred Compensation Plan or who is employed by any subsidiary of Alcoa Upstream Corporation (including but not limited to Alcoa USA Corp. and Reynolds Metals Company LLC). Effective February 1, 2020, account credit balances attributable to all Participants who were employees and former employees at the locations identified on Schedules A-1 and A-2 were spun-off to the Arconic Corp. Deferred Compensation Plan. Effective February 1, 2020, “Participant” shall not include any person who is a participant in the Arconic Corp. Deferred Compensation Plan prior to the Separation Date.

    “Plan” means the Howmet Aerospace Deferred Compensation Plan (formerly known as the Arconic Deferred Compensation Plan), adopted by the Company as described herein or as from time to time hereafter amended.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

    “Post-2004 Credits” means Salary Reduction Credits, Additional Salary Reduction Credits, Incentive Compensation Deferral Credits, and Matching Company Credits credited to a Participant’s account on and after January 1, 2005, including any Earnings Credits on such amounts. Notwithstanding anything herein to the contrary, Post-2004 Credits also include all Credits of any Participant with less than three (3) years of Continuous Service as of January 1, 2005. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

“Retirement” means termination of employment after either:

(a)becoming eligible for a normal or early Retirement type under a qualified pension plan of the Company, a Subsidiary or Affiliate; or

(b)if not eligible to participate in a qualified pension plan pursuant to the above subsection (a) , attaining either:

(i)age 55 and completing 10 or more years of Continuous Service; or

(ii)age 65.

    “Salary” means “Eligible Compensation” as defined in the Savings Plan without regard to the limitations imposed by Section 401(a)(17) of the Code. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

    “Salary Reduction Credits” means any amounts deemed to be credited to a Participant's account equivalent to the dollar amount by which a Participant elected to reduce his or her Salary by a whole percentage of not more than 6%; provided, however, a Participant who has elected and is contributing a portion of his or her Salary under the Savings Plan, may not elect to defer any percentage of said Salary as a Salary Reduction Credit under this Plan except as otherwise provided in Section 3.2 but only up to the foregoing limitation. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

    “Savings Plan” means the Howmet Aerospace Salaried Retirement Savings Plan (formerly known as the Arconic Salaried Retirement Savings Plan), the Howmet Aerospace Hourly Retirement Savings Plan (formerly known as the Arconic Hourly Non-Bargaining Retirement Savings Plan), as they are now in existence or as hereafter amended.
“Separation Date” means the date of the legal separation of Arconic Inc. into two separate publicly-traded companies (Howmet Aerospace Inc. and Arconic Corporation).
“Specified Employee” means a “specified employee” as defined under written guidelines adopted by the Company, which comply with Section 409A of the Code and any regulations promulgated thereunder.

    “Subsidiary” means a corporation at least 50% of whose outstanding voting stock is owned or controlled by the Company and/or one or more other Subsidiaries, and any non-corporate business entity in which the Company and/or one or more other Subsidiaries have at least a 50% interest in capital or profits.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

    “Year of Plan Participation” means any 12-month period extending from the first day of the month a Participant begins participation in the Savings Plan and/or this Plan if the Participant has maintained an account in the Savings Plan and/or this Plan for such 12-month period.

ARTICLE II - PARTICIPATION

    2.1    An Eligible Employee shall commence participation in this Plan upon the first day of his or her first full payroll period following the receipt of his or her application or request for participation by the Company or its designee. Such Eligible Employee may only become a Participant after executing the appropriate form for authorizing payroll deductions from his or her Salary and for selecting investment options. An Eligible Employee shall also commence participation on the Award Date applicable to the portion of any award which he or she is eligible to receive under the provisions of the Incentive Compensation Plan and has deferred for the Award Year, or on such date that his or her account would have been credited with Excess D Deferral Credits.

If a Participant ceases to participate in this Plan as a result of the transfer of such Participant’s employment to a company whose employees participate in the Arconic Corp. Deferred Compensation Plan (“Arconic Corp. Plan”) after February 1, 2020, but before the Separation Date, the account credit balance of such Participant shall automatically be transferred from this Plan to the Arconic Corp. Plan and such person shall cease to be a Participant. If a participant in the Arconic Corp. Plan transfers employment to the Company (or an Affiliate or Subsidiary) after February 1, 2020, but before the Separation Date, the Arconic Corp. Plan account credit balance of such Participant shall be accepted by this Plan.

ARTICLE III - PARTICIPANT DEFERRALS

    3.1    A Participant may by proper election reduce his or her Salary each month in an amount up to, but not more than 6% of his or her Salary, which shall be deemed to be credited to his or her account as Salary Reduction Credits. Whether or not the Participant elects any Salary Reduction Credits, Participant may by proper election reduce his or her Salary each month in an amount up to, but not more than 25% of said Salary, which shall be credited to his or her account as Additional Salary Reduction Credits.

    A Participant may change a previously elected percentage of Salary reduction or terminate further deferrals in this Plan effective for the first full payroll period following the date the Company or its designee is advised of such request either orally or in writing in accordance with uniform rules established by the Benefits Management Committee. Elections for salary reductions must be received by the Plan in the year before such salary is earned, and such election is irrevocable.

    3.2    In accordance with uniform rules established by the Benefits Management Committee, Salary Reduction Credits and Additional Salary Reduction Credits shall be deemed to be credited to the Participant's account equivalent to the amount by which the Participant's Salary is reduced in each category.

    Only Eligible Employees, including any promotions, new hires or rehires, who are in a job band of 60 or above at the time of election may elect or remove a “spill over” election. An Eligible Employee who is in a job band 60 or above, who has elected and is contributing a portion of his or her Salary under the Savings Plan, but has been limited by Code limits on their contributions to the Savings Plan, and who has elected to make a “spill-over” election to this Plan will be credited with Salary Reduction Credits or Additional Salary Reduction Credits, as

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

applicable, up to the amount that their election to the Savings Plan was limited. An Eligible Employee, who is in a job band 50 will not be eligible to elect a “spill-over” election. Notwithstanding the forgoing, any Participant who was in a job band 50, and who was eligible to make a “spill-over” election to this Plan, on December 31, 2012, will remain eligible to do so in the future as long as they have not incurred a severance from service.

    3.3    A Participant who by proper election has deferred under the Incentive Compensation Plan all or a portion of an award which he or she is eligible to receive under said Plan, shall have his or her account deemed to be credited with Incentive Compensation Deferred Credits in an amount equal to the amount of such deferral. Such Incentive Compensation Deferral Credit elections must be received by the Plan at least 6 months before the end of the year in which they are earned, and such election is irrevocable.

    3.4    Excess D Deferral Credits shall be credited to Participants' accounts as applicable.

    3.5    A Participant who is authorized by the Benefits Management Committee and who by proper election has deferred the receipt of any “special payments” (as determined by the Company), shall have his or her account credited in an amount equal to the amount of such deferral. Such special payment credits shall be treated as Incentive Compensation Deferral Credits. Participant elections related to the deferrals of “special payments,” which were elected prior to the Participant’s termination of Continuous Service, will be credited to the Participant’s Plan account at the time payment would otherwise have been made.

    3.6    To the extent the Company agrees to contribute an amount(s) to a Participant’s account pursuant to an employment agreement approved by the Compensation Committee of the Board, the Participant shall have his or her account credited with such amount(s). Any vesting contingencies related to such amount(s) that are provided for in such employment agreement will continue to apply to any such amount(s) pursuant to the terms of such employment agreement. Except for the vesting contingencies, which will continue to apply, any such contributed amount(s) will be treated the same as an Employer Contribution Credit.

ARTICLE IV - MATCHING COMPANY CREDIT

    4.1    A Participant who has elected to reduce his or her Salary under this Plan shall have his or her account deemed to be credited with Matching Company Credits for which he or she is eligible.

ARTICLE V – INVESTMENTS

    5.1    (a)    Employer Contribution Credits, Salary Reduction Credits, Additional Salary Reduction Credits, Excess D Deferral Credits and Incentive Compensation Deferral Credits shall be deemed to be invested in 1% increments, at the election of the Participant, in one or more of the Investment Options. A Participant may change his or her investment election, effective for the first full payroll period following the date the appropriate direction has been properly received by the Company or its designee, in accordance with uniform rules established by the Benefits Management Committee.

    (b)    Matching Company Credits shall be deemed to be invested in the phantom investment vehicle which is equivalent to the investment vehicle under the Savings Plan in which the Company's matching contributions to Participants' accounts are invested.

5.2.    The Benefits Investments Committee shall have the power and authority to select the Investment Options. To the extent that this Plan becomes funded in the future, the Benefits

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

Investments Committee shall have authority over the investment and management of any and all corporate assets attributable or allocated to this Plan, except to the extent that any such assets are allocated to an account in which a Participant exercises investment authority. In this regard, the Benefits Investments Committee shall have the authority to approve, to adopt, to amend, to merge and to terminate any trust established to secure any such assets.

ARTICLE VI - TRANSFER OF CREDITS

    6.1    (a)     A Participant may, by appropriate direction which is properly received by the Company or its designee, in accordance with uniform rules established by the Company, elect to transfer in increments of 1% or $1.00 all or part of the deemed value of his or her Salary Reduction Credits, Additional Salary Reduction Credits, Incentive Compensation Deferral Credits, Matching Company Credits, Excess D Deferral Credits, except as may be limited by the Benefits Management Committee, from any one or more investment Options to any one or more other such Investment Options. Such a transfer may be made daily.

(b)    Effective Date of Transfer. The effective date of any transfer under paragraph (a) above shall be the date for which the Appropriate Direction to the Company or its designee has been properly received in accordance with uniform rules established by the Company.

    (c)    Notwithstanding the foregoing, upon a Participant's termination of employment, for any reason other than Retirement, he or she may not elect to transfer any part of his or her Salary Reduction Credits, Additional Salary Reduction Credits, Matching Company Credits, Incentive Compensation Deferral Credits, Excess D Deferral Credits and Earnings Credits from the investment vehicle in which such Credits were deemed to be invested on the date employment was terminated, to any other investment vehicle.

    (d)    The Company reserves the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S. and other Securities laws. However, the Company does not assume any responsibility for compliance by officers or others with any such laws, and any failure by the Company to delay or dishonor any such direction shall not be deemed to increase the Company's legal exposure to the Participant or third parties.

ARTICLE VII - DISTRIBUTIONS

    7.1    Except as otherwise specified in this Article VII, the amount of Credits in a Participant's account shall be distributed to the Participant upon his or her termination of Continuous Service, unless the Participant has the legal right to be reemployed either through contract or statute.

Any transfer of employment to a subsidiary or affiliate in which the Company and/or any one or more Subsidiaries have at least a 20% ownership interest will not be considered a termination in Continuous Service for purposes of this Article VII - Distributions.

Participants, whose employment is with such a subsidiary or affiliate of the Company in which the Company and/or any one or more Subsidiaries have at least a 20% ownership interest but less than a majority ownership interest, must notify the Company upon his or her termination of Continuous Service with such subsidiary or affiliate. Notwithstanding the foregoing, any contributions made pursuant to Section 3.6 will be subject to the vesting contingencies related thereto.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

    7.2    All distributions made pursuant to the termination of the Participant's Continuous Service by reason other than death or Retirement shall be paid to the Participant as soon as administratively practical in a lump sum. All distributions of Post-2004 Credits made pursuant to the termination of the Participant’s Continuous Service by reason other than Retirement, or to the extent such Post-2004 Credits are valued equal or less than $50,000, shall be paid to the Participant as soon as administratively practical in a lump sum. The term “as soon as administratively practical” for purposes of this paragraph means within the later of: (a) 90 days of Retirement or termination or (b) 2 ½ months after the year of Retirement or termination.

    7.3    For Pre-2005 Credits, prior to his or her Retirement date, a Participant may elect that the value of his or her account be distributed either in a lump sum at Retirement or in annual installments of any number designated by the Participant up to, but not more than ten (10) following his or her Retirement, commencing the January 31 of the first calendar year following such Retirement and each January 31 thereafter until he or she has received all installments. A Participant's election to receive installments must be made at least 6 months prior to his or her Retirement date. The Participant's election to receive either a lump sum or annual installments shall become irrevocable 6 months prior to the Participant's Retirement date, or at such other time as may be approved by the Benefits Management Committee. In the event the Participant fails to make such an election, all amounts in his or her account shall be distributed as a lump sum distribution as soon as administratively practical after his or her Retirement. All distributions of Post-2004 Credits made pursuant to the termination of the Participant’s Continuous Service by reason of Retirement and to the extent such Post-2004 Credits are valued more than $50,000, shall be paid to the Participant in ten (10) annual installments, unless the Participant made an irrevocable election for a different distribution option as of the later of: i. June 30, 2005 or ii. within 30 days after becoming a Eligible Participant. The term “as soon as administratively practical” for purposes of this paragraph means within the later of: (a) 90 days of Retirement or (b) 2 ½ months after the year of Retirement.

If a Participant has irrevocably elected to receive annual installments following Retirement or is receiving annual installments, for either Pre-2005 or Post-2004 Credits, and is subsequently reemployed by the Company on or after January 1, 2009, such annual installments shall continue regardless of reemployment or reinstatement of Continuous Service. Credits and Earnings Credits thereon accrued during the term of reemployment will be distributed separately upon subsequent termination.

    7.4    The Beneficiary under this Plan shall be the Participant's spouse unless otherwise designated in writing by the Participant and such other designated Beneficiary has been agreed to in writing by the Participant's spouse on a form approved by the Benefits Management Committee.

    Distributions from this Plan to a Beneficiary shall be in a lump sum or in annual installments of any number designated by the Participant up to, but not more than ten (10) following his or her death commencing the first January 31 after the Participant's death and each January 31 thereafter until all installments have been distributed.

    In the event a Beneficiary dies prior to receiving all the annual installments which he or she is entitled to receive from this Plan, any remaining installments will be distributed as soon as administratively practical in a lump sum to the Beneficiary's designated Beneficiary, or if there is no designated Beneficiary, then to the Beneficiary’s estate, The term “as soon as administratively practical” for purposes of this paragraph means within the later of: (a) 90 days of death or (b) 2 ½ months after the year of death.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

    7.5    This Plan shall not be construed as conferring any rights upon any Participant for continuation of employment with the Company, Subsidiary or Affiliate, nor shall it interfere with the rights of the Company, Subsidiary or Affiliate to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as to recipient of benefits under this Plan.

    7.6    No benefit under this Plan may be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation except as provided in a qualified domestic relations order.

    7.7    (a)    Benefits payable hereunder shall be payable out of the general assets of the Company or a participating Subsidiary, and no segregation of assets for such benefits shall be made. The right of a Participant or any Beneficiary to receive benefits under this Plan shall be an unsecured claim against said assets and shall be no greater than the rights of an unsecured general creditor to the Company. Notwithstanding the foregoing, in the event the Company establishes a trust, to which it may, but shall not be required to contribute money or other property of the Company in contemplation of paying benefits under this Plan, such money or other property shall remain subject to the claims of creditors of the Company.

    (b)    Notwithstanding any other provisions of this Plan, if any amounts held in a trust of the above described nature are found, due to the creation or operation of said trust, in a final decision by a court of competent jurisdiction, or under a “determination” by the Internal Revenue Service in a closing agreement in audit or a final refund disposition (within the meaning of Section 1313(a) of the Code), to have been includable in the gross income of a Participant or Beneficiary prior to payment of such amounts from said trust, the trustee for the trust shall, as soon as administratively practicable, pay to such Participant or Beneficiary an amount equal to the amount determined to have been includable in gross income in such determination, and shall accordingly reduce the Participant's or Beneficiary's future benefits payable under this Plan. The trustee shall not make any distribution to a Participant or Beneficiary pursuant to this paragraph 8.7(b) unless it has received a copy of the written determination described above together with any legal opinion which it may request as to the applicability thereof. The term “as soon as administratively practical” in this Section means within the later of: (a) 90 days of the trustee’s determination or (b) 2 ½ months after the year of the trustee’s determination.

    7.8    To the extent a Participant is a Specified Employee, any distribution to the Participant, will be delayed until the first day of the seventh month following the date that the distribution would otherwise have begun. Other than Earnings Credits, no other Credits will be applied to the Participant’s account during that time.

ARTICLE VIII - ADMINISTRATION AND EXPENSES OF THE PLAN

    8.1    The general administration of this Plan shall be by the Benefits Management Committee. The Benefits Management Committee's discretion with respect to this Plan includes the authority to determine eligibility under all provisions, correct all defects, supply all omissions, reconcile all inconsistencies in the Plan, ensure all benefits are paid in accordance to the Plan, interpret Plan provisions for all Participants or Beneficiaries, and decide all issues of credibility necessary to carry out and operate the Plan. Benefits under this Plan will be paid only if the Benefits Management Committee in its sole and absolute discretion decides that the applicant is entitled to them. All actions, decisions, or interpretations of the Benefits Management Committee are conclusive, final, and binding.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

    All costs and expenses incurred in administering the Plan, including the expenses of the Benefits Management Committee, the fees and expenses of the Trustee, the fees and charges payable under the investment arrangements, and other legal and administrative expenses, shall be paid by the Plan. Notwithstanding, for any Affiliate of which the Company owns less than an 80% interest as defined under Code Section 1504, the obligation of and liability for the deferred compensation benefits accrued under this Plan for Participants employed by such an Affiliate, shall remain the sole obligation and liability of the Affiliate by express resolution of its board or other governing body.

ARTICLE IX - AMENDMENT AND TERMINATION

    9.1    This Plan may be amended, suspended or terminated at any time by the Board or any other entity approved by the Board, including the Benefits Management Committee, provided that no such amendment, suspension or termination shall reduce or in any manner adversely affect any Participant's or Board's rights with respect to benefits that are payable or may become payable under this Plan based upon said Participant's Credits as of the date of such amendment, suspension or termination.

ARTICLE X - CONSTRUCTION

    10.1    This Plan shall be construed, regulated and administered under the laws of the state of Delaware, including its choice of law provisions and applicable statute of limitations.

ARTICLE XI – CLAIMS AND APPEALS

    11.1    If a claim by a Participant or Beneficiary is denied, in whole or in part the Participant or Beneficiary, or their representative will receive written notice from the plan administrator. This notice will include the reasons for denial, the specific plan provision involved, an explanation of how claims are reviewed, the procedure for requesting a review of the denied claim, and a description of the information that must be submitted with the appeal. The Participant or Beneficiary, or their representative, may file a written appeal for review of a denied claim to the Benefits Management Committee or its delegate. The process and the time frames for the determination claims and appeals are as follows:

(a)    The plan administrator reviews initial claim and makes determination within 90 days of the date the claim is received.

(b)    The plan administrator may extend the above 90-day period an additional 90 days if required due to special circumstances beyond control of plan administrator.

(c)    The Participant or Beneficiary, or their representative, may submit an appeal of a denied claim within 60 days of receipt of the denial.

(d)    The Benefits Appeals Committee (persons designated by the plan administrator to administer the claims appeals procedures of the Plan) reviews and makes a determination on the appeal within 60 days of the date the appeal was received.

(e)    The Benefits Appeals Committee may extend the above 60-day period an additional 60 days if required by special circumstances beyond the control of the plan administrator.

    11.2    In the case where the plan administrator requires an extension of the period to provide a determination on an initial claim or where the Benefits Appeals Committee requires an

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

extension of the period to provide a determination on an appeal, the Plan will notify the Participant or Beneficiary, or their representative, prior to the expiration of the initial determination period. The notification will describe the circumstances requiring the extension and the date a determination is expected to be made. If additional information is required from the Participant or Beneficiary, the determination period will be suspended until the earlier of i) the date the information is received by the plan administrator or the Benefits Appeals Committee, as applicable or ii) 45 days from the date the information was requested.

    11.3    Participants or Beneficiaries, or their representative, who having received an adverse appeal determination and thereby exhausted the remedies provided under the this Plan, proceed to file suit in state or federal court, must file such suit within 180 days from the date of the adverse appeal determination notice or any right to file such suit will be permanently foreclosed.

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

SCHEDULE A-1 HOWMET AEROSPACE DEFERRED COMPENSATION PLAN ACTIVE PARTICIPATING EMPLOYERS AND LOCATIONS SPUN-OFF TO THE ARCONIC CORP. DEFERRED COMPENSATION PLAN , EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	EE Type	LOC	Location Description
N01	Arconic Rolled Products Corporation	S	ALC	Alcoa, Tennessee
N01	Arconic Rolled Products Corporation	S	ATC	Alcoa Center, Pennsylvania
N01	Arconic Rolled Products Corporation	S	CBB	Cranberry Township, Pennsylvania
N01	Arconic Rolled Products Corporation	S	CDL	Chandler, Arizona
N01	Arconic Rolled Products Corporation	S	CHI	Chicago, Illinois
N01	Arconic Rolled Products Corporation	S	CHP	Chicago, Illinois (AEP)
N01	Arconic Rolled Products Corporation	S	DAL	Dallas, Texas
N01	Arconic Rolled Products Corporation	S	DAN	Danville, Illinois
N01	Arconic Rolled Products Corporation	S	DAV	Davenport, Iowa
N01	Arconic Rolled Products Corporation	S	DET	Detroit, Michigan
N01	Arconic Rolled Products Corporation	S	HUT	Hutchinson, Kansas
N01	Arconic Rolled Products Corporation	S	LAF	Lafayette, Indiana
N01	Arconic Rolled Products Corporation	S	LNX	Lancaster, Pennsylvania (Alumax)
N01	Arconic Rolled Products Corporation	S	MAS	Massena, New York
N01	Arconic Rolled Products Corporation	S	NGX	Norcross, Georgia
N01	Arconic Rolled Products Corporation	S	NY1	New York, New York
N01	Arconic Rolled Products Corporation	S	PI1	Pittsburgh, Pennsylvania
N01	Arconic Rolled Products Corporation	S	SEA	Seattle, Washington
N01	Arconic Rolled Products Corporation	S	STS	San Antonio, Texas
N02	Arconic Tennessee LLC	S	ALC	Alcoa, Tennessee
N03	Arconic Technologies LLC	S	ATC	Alcoa Center, Pennsylvania
N03	Arconic Technologies LLC	S	DET	Detroit, Michigan
N03	Arconic Technologies LLC	S	STS	San Antonio, Texas
N04	Arconic Davenport LLC	S	DAN	Danville, Illinois
N04	Arconic Davenport LLC	S	DAV	Davenport, Iowa
N04	Arconic Davenport LLC	S	HUT	Hutchinson, Kansas
N05	Arconic Lafayette LLC	S	LAF	Lafayette, Indiana

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

N06	Arconic Massena LLC	S	MAS	Massena, New York
R02	Arconic Architectural Products LLC	S	EGY	Eastman, Georgia (RMC)
655	Pimalco Inc.	S	CDL	Chandler, Arizona
721	Halethorpe Extrusions, Inc.	S	BAL	Baltimore, Maryland
828	Kawneer Commercial Windows LLC	S	TRA	Traco, Kawneer Commercial Windows LLC
985	Arconic Lancaster Corp.	S	LNX	Lancaster, Pennsylvania (Alumax)
985	Arconic Lancaster Corp.	S	TXX	Texarkana, Texas (Alumax)
988	Kawneer Company, Inc.	S	AUX	Atlanta Service Center(Alumax)
988	Kawneer Company, Inc.	S	BPX	Bloomsburg, PA (Kawneer)
988	Kawneer Company, Inc.	S	BTX	Jessup, Maryland (BTX)
988	Kawneer Company, Inc.	S	CHX	Chicago, Illinois (Alumax-FIX)
988	Kawneer Company, Inc.	S	CLX	Cleveland, Ohio (Alumax)
988	Kawneer Company, Inc.	S	CSX	Southern California Service Center
988	Kawneer Company, Inc.	S	HUX	Houston, Texas (Alumax)
988	Kawneer Company, Inc.	S	HVX	Harrisonburg, Virginia (Kawneer)
988	Kawneer Company, Inc.	S	IVX	Irving (Dallas), Texas (Alumax)
988	Kawneer Company, Inc.	S	KAX	Kansas City, Missouri (Alumax)
988	Kawneer Company, Inc.	S	NGX	Norcross, Georgia (Kawneer)
988	Kawneer Company, Inc.	S	ORX	Orlando, Florida (Alumax)
988	Kawneer Company, Inc.	S	SAX	Springdale, Arkansas (Kawneer)
988	Kawneer Company, Inc.	S	SKX	Salt Lake, Utah (Alumax)
988	Kawneer Company, Inc.	S	SSX	Seattle, Washington (Alumax)
988	Kawneer Company, Inc.	S	VGX	Visalia, California (Kawneer)

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020

SCHEDULE A-2 LEGACY EMPLOYERS AND LOCATIONS SPUN-OFF TO THE ARCONIC CORP. DEFERRED COMPENSATION PLAN, EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	LOC	Location Description
010	Arconic Inc.	ATC	Alcoa Center, Pennsylvania
010	Arconic Inc.	ALC	Alcoa, Tennessee
010	Arconic Inc.	CHP	Chicago, Illinois (AEP)
010	Arconic Inc.	CBB	Cranberry, PA
010	Arconic Inc.	DAL	Dallas, Texas
010	Arconic Inc.	DAV	Davenport, Iowa
010	Arconic Inc.	LAF	Lafayette, Indiana
010	Arconic Inc.	MAS	Massena, New York
010	Arconic Inc.	STS	San Antonio, Texas (STS)
010	Arconic Inc.	STL	St Louis, Missouri
655	Pimalco, Inc.	All	All Locations
760	Arconic Defense Inc.	All	All Locations
828	Kawneer Commercial Windows LLC	All	All Locations
985	Alumax Mill Products Inc.	All	All Locations
988	Kawneer Company, Inc.	All	All Locations

Howmet Aerospace Deferred Compensation Plan
Amended and Restated, Effective February 1, 2020